EXHIBIT 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a)/15d-14(a)
I, Peter T. Thomas, certify that:
1.I have reviewed this amended Annual Report on Form 10-K/A of Ferro Corporation; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Peter T. Thomas
Peter T. Thomas
Chairman, President and Chief Executive Officer
(Principal Executive Officer)
Date: April 20, 2022